Exhibit 99.1

FOR IMMEDIATE RELEASE

Fisker Announces $340 million Convertible Notes Offering, potential to increase to $680 million

LOS ANGELES (July 10, 2023) - Fisker Inc. (NYSE: FSR) (“Fisker’’), driven by a mission to create the world’s most emotional and sustainable electric vehicles, today announced the signing of a securities purchase agreement in connection with its intention to offer (the “Offering”) $340,000,000 in aggregate principal amount of 0% senior unsecured convertible notes due 2025 (the “Notes”) to an institutional investor (the “Investor”), with the potential to increase the aggregate principal amount of the Notes to $680,000,000. The Notes have an original issue discount of approximately 12%, resulting in gross proceeds of $300,000,000 to Fisker. Fisker has also granted the Investor the right to purchase up to an additional $226,666,667 in aggregate principal amount of Notes during a six month period beginning on the one-year anniversary of the closing date of the Offering. If the Investor exercises such right in full, Fisker can exercise a right to require the Investor to purchase an additional $113,333,333 in aggregate principal amount of additional Notes.

Fisker intends to use the net proceeds that it receives from the Offering for general corporate purposes, including working capital, an additional battery pack line to support growth in 2024 and beyond, sales and marketing, capital expenditures, and the development of future products.

All amounts due under the Notes are convertible at any time, in whole or in part, at the Investor’s option, into Fisker’s Class A common stock, par value $0.00001 per share, at the initial conversion price of $7.80, which conversion price is subject to certain limitations.

The Offering is expected to close on July 11, 2023, subject to the satisfaction of customary closing conditions.

TD Cowen served as exclusive financial advisor to Fisker and Orrick, Herrington & Sutcliffe LLP served as legal counsel to Fisker.

The securities are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-261875) that Fisker previously filed with the U.S. Securities and Exchange Commission (“SEC”). The offering will be made only by means of a written prospectus supplement and the accompanying prospectus that form a part of the registration statement. An electronic prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus relating to these securities will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Fisker Canceling Remaining ATM Balance

Fisker is canceling the remaining balance of its at-the-market equity program, which was approximately $23.4 million as of June 30, 2023.

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Contact:

European Media:

Press.europe@fiskerinc.com

US Media

Fisker@GODRIVEN360.com

Customer service: Support@fiskerinc.com

Fisker Inc. Communications:

Matthew DeBord

Sr Director, Communications Strategy & Storytelling

mdebord@fiskerinc.com

Franziska Queling

Regional Head of Public Relations Europe

fqueling@fiskerinc.com

Investor Relations:

Frank Boroch, VP of Investor Relations

fboroch@fiskerinc.com

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by designing and developing individual mobility in alignment with nature. Passionately driven by a vision of a clean future for all, the company is on a mission to create the world’s most sustainable and emotional electric vehicles.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Fisker’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties set forth in Fisker’s Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in its subsequent filings with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.